UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 27, 2009, Kraft Foods Inc. issued a press release announcing that Tim McLevish, Executive Vice President and Chief Financial Officer, would be meeting with analysts in New York City on Friday, March 27, 2009. The meeting is solely to discuss Kraft Foods’ revised presentation of financial results from prior periods, coinciding with previously announced changes in the company’s operating structure and other accounting changes, primarily a change from the use of the LIFO inventory method for some domestic inventories to the average cost method. Copies of the slides used in the discussion and a copy of the press release are attached as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Kraft Foods Inc. Slide Presentation, dated March 27, 2009.

99.2	Kraft Foods Inc. Press Release, dated March 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.
Date: March 27, 2009
/s/ Carol J. Ward
	Name:	Carol J. Ward
	Title:	Vice President and Corporate Secretary